Exhibit 10.5

SCHEDULE D-1

CHANGE ORDER

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal OWNER: Sabine Pass LNG, L.P. CONTRACTOR: Bechtel Corporation DATE OF AGREEMENT: December 18, 2004	CHANGE ORDER NUMBER: SP/BE-060 DATE OF CHANGE ORDER: March 24, 2009 Guaranteed Substantial Completion

The Agreement between the Parties listed above is changed as follows:

With reference to Article 5.3.A. and Attachment E of the Agreement, as amended by Change Order 30, Owner and Contractor agree that due to the effects of Hurricane Ike the Guaranteed Substantial Completion Date of December 20, 2008 is changed to June 13, 2009.

Adjustment to Contract Price
The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders (#SP/BE-002 to 028, 031, 033 thru 035; 037 thru 059)	$182,442,446
The Contract Price prior to this Change Order was	$829,378,446
The Contract Price will be increased by this Change Order in the amount of	$0.00
The new Contract Price including this Change Order will be	$829,378,446

Adjustment to dates in Project Schedule

The Target Bonus Date is July 18, 2008.

The following dates are modified:

The Guaranteed Substantial Completion Date is June 13, 2009

The Guaranteed Substantial Completion Date, referenced in Attachment E of the Agreement, is changed to 1,530 days following NTP.

Adjustment to other Changed Criteria: No Change

Adjustment to Payment Schedule: No Change

Adjustment to Minimum Acceptance Criteria: No Change

Adjustment to Performance Guarantees: No Change

Adjustment to Design Basis: No Change.

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: As modified by this Change Order.

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria set forth herein.

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Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Keith Teague	/s/ Patrick McCormack
* Charif Souki	Contractor
Chairman
Patrick McCormack
Name

Project Director
Title

4/7/09	4/08/09
Date of Signing	Date of Signing

/s/ Keith Teague
* Keith Teague Senior Vice President

4/7/09
Date of Signing

/s/ Ed Lehotsky
* Ed Lehotsky Owner Representative

4/7/09
Date of Signing

* Required Owner signature – Mr. Teague may sign on behalf of Mr. Souki during Mr. Souki’s absence.